UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PMGC HOLDINGS INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PMGC HOLDINGS INC.

120 Newport Center Drive

Newport Beach, CA 92660

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of PMGC Holdings Inc.:

This Information Statement is first being mailed on or about [*], 2026 to the holders of record of the outstanding common stock, $0.0001 par value per share (“Common Stock”), of PMGC Holdings Inc., a Nevada corporation (the “Company”), and the outstanding Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”) as of the close of business on April 23, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholders of the Company owning a majority of the voting power of the issued and outstanding shares of voting capital stock (the “Majority Shareholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to PMGC Holdings, Inc., a Nevada corporation.

The following actions were authorized by the Written Consent:

1.	Adoption of an amendment to the PMGC Holdings Inc. 2025 Equity Incentive Plan (the “2025 Plan” and such amendment, “Plan Amendment”) providing for an increase to the shares of Common Stock authorized for issuance under the 2025 Plan from 7,054 to 1,112,636, a copy of the Plan Amendment which is attached hereto as Appendix A (such adoption, the “Adoption of Plan Amendment”); and

2.	Approval of the Amendment to the Company’s Articles of Incorporation, as amended (“Articles of Incorporation,” and such amendment, “Certificate of Amendment”) to increase the authorized capital stock of the Company to 1,500,000,000 shares, consisting of 1,000,000,000 shares of Common Stock and 500,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and such approval of the Certificate of Amendment, the “Authorized Shares Increase”), such Authorized Shares Increase to be effectuated at such later time as determined by the Company’s Chief Executive Officer, in his sole discretion, subject to the following condition: such time must be upon or after: (a) the Majority Shareholders have approved the Authorized Shares Increase and Certificate of Amendment; and (b) upon or after the time allowed by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (such determined time, subject to the aforesaid condition, “Common Stock Increase Effective Time”). A copy of the form of the Certificate of Amendment is attached hereto as Appendix B.

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of voting capital stock and is sufficient under the Nevada Revised Statutes and our bylaws (“Bylaws”) to approve the actions described herein. Accordingly, the Adoption of Plan Amendment and the Authorized Shares Increase are not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until twenty (20) calendar days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Shareholders”) to notify the Shareholders of the approval of the Adoption of Plan Amendment and the Authorized Shares Increase. Shareholders of record at the close of business on April 23, 2026 are entitled to notice of the Written Consent. Because these actions have been approved by the holders of the required majority of the voting power of our outstanding shares of voting stock, no proxies were or are being solicited. The corporate actions will not be effected until 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about [*], 2026.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Braeden Lichti Non-Employee, Non-Executive Chairman of the Board of Directors
[*], 2026

INTRODUCTION

This Information Statement is being first mailed on or about [*], 2026 to the Shareholders by the Board of Directors of the Company (“Board”) to provide material information regarding the approval of the following actions:

1.	Adoption of an amendment to the PMGC Holdings Inc. 2025 Equity Incentive Plan increasing the number of shares of Common Stock authorized for issuance under the 2025 Plan from 7,054 to 1,112,636 (“Plan Amendment”), a form of which is attached hereto as Appendix A; and

2.	Approval of the Amendment to the Company’s Articles of Incorporation, as amended (“Articles of Incorporation,” and such amendment, “Certificate of Amendment”) to increase the authorized capital stock of the Company to 1,500,000,000 shares, consisting of 1,000,000,000 shares of Common Stock and 500,000,000 shares of preferred stock (such approval of the Certificate of Amendment, the “Authorized Shares Increase”), such Authorized Shares Increase to be effectuated at such later time as determined by the Company’s Chief Executive Officer, in his sole discretion, subject to the following condition: such time must be upon or after: (a) the Majority Shareholders have approved the Authorized Shares Increase and Certificate of Amendment; and (b) upon or after the time allowed by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (such determined time, subject to the aforesaid condition, “Common Stock Increase Effective Time”). The form of the Certificate of Amendment is attached hereto as Appendix B.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY SHAREHOLDERS

Under the Nevada Revised Statutes and the Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Adoption of Plan Amendment and the Authorized Shares Increase requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 4,543,751 shares of Common Stock issued and outstanding and 6,372,874 shares of Series B Preferred Stock issued and outstanding, with the holders of the Common Stock and Series B Preferred Stock being entitled to cast one vote per share. On April 23, 2026, the Majority Shareholders adopted resolutions approving the Adoption of Plan Amendment and the Authorized Shares Increase.

CONSENTING SHAREHOLDERS

On April 23, 2026, the Majority Shareholders, being the record holders of 40 shares of Common Stock and 6,372,874 shares of Series B Preferred Stock, adopted resolutions, among other things, approving the Adoption of Plan Amendment and the Authorized Shares Increase. The voting power held by the Majority Shareholders represented approximately 58.37% of the total voting power of all issued and outstanding voting capital stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the Adoption of Plan Amendment and the Authorized Shares Increase. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the actions taken by the Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the approval of the Adoption of Plan Amendment and the Authorized Shares Increase was taken by the Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

APPROVAL OF AMENDMENT TO 2025 EQUITY INCENTIVE PLAN

Background and Reasons for the Plan Amendment

On September 15, 2025, the Company’s 2025 Equity Incentive Plan became effective. On April 23, 2026, the Board and the Majority Shareholders approved the Plan Amendment, which provided for an increase of shares of Common Stock available for issuance under the 2025 Plan from 7,054 to 1,112,636.

We believe that our continued ability to offer equity incentive awards under the 2025 Plan is critical to our ability to continue to attract, motivate and retain highly qualified executives and employees. We believe that the 2025 Plan has been an effective component of our compensation program and has heightened our ability to attract, retain and motivate highly qualified executives and employees. We further believe that the awards granted under the 2025 Plan have provided an effective inducement to incentivize plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders. The Board has determined that the 2025 Plan as amended by the Plan Amendment is in the best interests of the Company and its stockholders.

Unless otherwise specified or the context requires otherwise, references to the “Amended 2025 Plan” in the remainder of this discussion refer to the 2025 Plan, as amended and restated by the Plan Amendment. Where applicable, references to the “2025 Plan” may refer to its terms prior to the effectiveness of the Plan Amendment.

Why We Approved the Plan Amendment

The Board and the Majority Stockholders have determined that it is in the best interests of the Company and its stockholders to approve the Plan Amendment to increase the number of shares available for issuance under 2020 Plan to 1,112,636, or an additional 1,105,582 shares. We believe the Amended 2025 Plan will allow us to continue to utilize a broad array of equity incentives in order to attract and retain talent, and to continue to provide incentives that align the interests of our employees and directors with the interests of our stockholders.

The 2025 Plan and the approved increase in the number of shares reserved for issuance under the Amended 2025 Plan will enable us to continue our policy of equity ownership by employees, officers, directors, non-employee directors and consultants of the Company and its affiliates, thus allowing us to use the Amended 2025 Plan as an incentive to contribute to the creation of long-term value for our stockholders. Absent sufficient equity incentives, we would need to consider additional cash-based incentives to provide a market-competitive total compensation package to attract, retain and motivate the talent that is critical to driving our success. Replacing equity incentives with payment of cash incentives would then reduce the cash available for our product development, marketing, operations and other corporate purposes.

The following description of the 2025 Plan, as amended by the Plan Amendment, is qualified in its entirety by the terms of the Plan Amendment itself, a copy of which is attached to this Information Statement as Appendix A.

The 2025 Plan

On August 8, 2025, the Company’s Board approved of the 2025 Plan. On August 13, 2025, the stockholders holding a majority of the voting power of the Company’s capital stock approved of the 2025 Plan. On September 15, 2025 (“Plan Effective Date”), the 2025 Plan became effective and superseded the Company’s former equity incentive plan, the Amended 2020 Equity Incentive Plan (the “2020 Plan”). All shares of Common Stock underlying awards made under the 2020 Plan became issuable under the 2025 Plan on the Plan Effective Date.

Awards made under the 2025 Plan may be options, restricted stock, restricted stock units, and other equity awards, and awards made under the 2020 Plan. The general purpose of the 2025 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors, and consultants, and to promote the success of the Company’s business. Members of our Board and our executive officers are eligible to receive awards under the terms of the 2025 Plan.

On April 23, 2026, our Board approved the Plan Amendment, and the stockholders owning a majority of the voting power approved the Plan Amendment on April 23, 2026. A copy of the Plan Amendment is attached hereto as Exhibit A.

Currently, the maximum number of shares of our Common Stock that may be subject to awards under the 2025 Plan is 25% of the issued and outstanding shares of Common Stock as of the Plan Effective Date, or 7,054 (on a post-reverse stock split basis, and 169,281 on a pre-reverse stock split basis). The Plan Amendment provides for an increase to the maximum number of shares of Common Stock issuable under the 2025 Plan to 1,112,636, or 25% of the Company’s issued and outstanding shares as of April 22, 2026.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION INCREASE IN AUTHORIZED CAPITAL STOCK OF THE COMPANY TO 1,500,000,000 SHARES

On April 23, 2026, the Board approved an amendment to the Articles of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of capital stock to 1,500,000,000, consisting of 1,000,000,000 shares of Common Stock and 500,000,000 shares of Preferred Stock (such approval of the Certificate of Amendment, the “Authorized Shares Increase”), such Authorized Shares Increase to be effectuated at such later time as determined by the Company’s Chief Executive Officer, in his sole discretion, subject to the following condition: such time must be upon or after: (a) the Majority Shareholders have approved the Authorized Shares Increase and Certificate of Amendment; and (b) upon or after the time allowed by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (such determined time, subject to the aforesaid condition, “Common Stock Increase Effective Time”). On April 23, 2026, the Majority Shareholders approved the Authorized Share Increase and filing of the Certificate of Amendment at the Common Stock Increase Effective Time.

A form of the Certificate of Amendment is filed herein as Appendix B.

Increase in Authorized Capital Stock

Upon filing with the Nevada Secretary of State, the Certificate of Amendment will effect an increase in the number of shares of the Company’s authorized capital stock to 1,500,000,000. As of April 23, 2026, 4,450,547 shares of Common Stock and 6,372,874 shares of Series B Preferred Stock were issued and outstanding.

Purpose of Increase in Authorized Capital Stock

The Board believes that the increase in authorized shares of Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for various purposes, including, but not limited to, managing the Company’s capital structure to support potential financings, strategic acquisitions, and equity-based compensation plans, and other corporate purposes. The Board believes that this increase in authorized shares of Common Stock may make it more expedient for the Company to further the purposes set forth in the immediately preceding sentence, as the increase in authorized shares of Common Stock would be effectuated with shareholder approval.

Effect of Increase in Authorized Capital Stock on Current Shareholders

The additional shares of capital stock will have the same rights as the presently authorized shares, as applicable, including the right to cast one vote per share with regard to Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our capital stock, the future issuance of additional shares of Common Stock or Series B Preferred Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include, but are not limited to: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business through the acquisition of other businesses and/or products, and other purposes as the Board determines.

Possible Anti-Takeover Effects of Increase in Authorized Capital Stock

We could also use the additional shares of capital that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Certificate of Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

Effect of Certificate of Amendment on Current Shareholders

The increase in authorized shares of capital stock means that the Company may, in the future, determine to authorize the issuance of additional shares, series, and/or classes of Common Stock and/or preferred stock for any proper corporate purpose. Our existing shareholders do not have preemptive rights with respect to future issuances of number of or classes of Common Stock or preferred stock, and shareholders’ interests in the Company could be diluted by future additional issuances with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The Board has the power to issue capital stock in one or more classes or series, subject to the provisions of applicable law. The issuance of shares of Preferred Stock and/or additional classes of Common Stock could affect the relative rights of the Company’s capital stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the capital stock issued in the future as determined by the Board, the holders of shares of capital stock may be entitled to a higher dividend rate than that paid on the existing classes of capital stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their capital stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of capital stock. Depending on the particular terms of any additional classes or series of capital stock authorized in the future, holders thereof may have significant voting rights and the right to representation on the Board. In addition, as a result of such potential future issuances of capital stock (whether in the form of increased number of issued shares, or the creation of any additional classes or series), the approval of the holders of shares of capital stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of the Record Date of April 23, 2026 by:

●	each of our executive officers and directors;

●	all of our current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of April 23, 2026. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 4,450,547 shares of Common Stock and 6,372,874 shares of outstanding Series B Preferred Stock as of April 23, 2026.

Number of Shares Beneficially Owned					Beneficial Ownership Percentages
Name and Address of Beneficial Owner (1)	Common Stock		Series B Preferred Stock		Percent of Common Stock		Percent of Series B Preferred Stock (2)	Percent of Voting Stock (2)
Officers and Directors
Braeden Lichti, Non-employee, Non-Executive Chairman of the Board	35	(3)	3,336,437	(4)	*	%	52.35%	30.56%
Graydon Bensler, Non-Employee Chief Executive Officer, Chief Financial Officer and Director	10	(5)	3,036,437	(6)	*	%	47.65%	27.81%
Jeffrey Parry, Director	2	(7)	0		*	%	0%	* %
George Kovalyov, Director	0		0		*	%	0%	* %
Juliana Daley, Director	2	(8)	0		*	%	0%	* %
All executive officers and directors as a group (5 persons)	49	(9)	6,372,874		*	%	100%	58.38%

5%+ Stockholders of Series B Preferred Stock
Northstrive Companies Inc. (10)	**		3,336,437	(4)	**		52.35%	30.56%
GB Capital Ltd (11)	**		3,036,437	(6)	**		47.65%	27.81%
5%+ Stockholders of Common Stock

*	Denotes less than one (1%) percent.

**	This shareholder is not a 5% or greater holder of Common Stock, only a 5% or greater holder of Series B Preferred Stock.

(1)	Unless otherwise indicated, the business address of each of the individuals is our address of c/o PMGC Inc., 120 Newport Center Drive, Newport Beach, CA 92660.

(2)	Rounded to the nearest tenth percent.

(3)	Consists of (i) 2 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days of April 16, 2026 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan, (ii) 32 shares of Common Stock held by Northstrive Companies Inc., of which Mr. Lichti has sole voting and dipositive power over the shares, and (iii) 1 share of Common Stock underlying warrants held by BWL Investments Ltd.

(4)	These shares of Series B Preferred Stock are held through Northstrive Companies Inc., a California corporation wholly owned by Braeden Lichti, the Company’s Non-employee, Non-Executive Chairman. Mr. Lichti has sole voting and dispositive power over these shares.

(5)	Consists of (i) 8 shares of Common Stock held by GB Capital Ltd, of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 2 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of April 16, 2026 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(6)	These shares of Series B Preferred Stock are held through GB Capital Ltd, a British Columbia, Canada corporation wholly owned by Graydon Bensler, the Company’s Non-employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over these shares.

(7)	Consists of (i) 1 share of Common Stock and (ii) 1 share of Common Stock that Mr. Parry has the right to acquire from us within 60 days of April 16, 2026, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(8)	Consists of (i) 1 share of Common Stock and (ii) 1 share of Common Stock that Ms. Daley has the right to acquire from us within 60 days of April 16, 2026, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(9)	Consists of (i) 42 shares of Common Stock beneficially owned by our directors and executive officers, (ii) 6 shares of Common Stock underlying outstanding options, exercisable within 60 days of April 16, 2026 and (iii) 1 share of Common Stock underlying warrants.

(10)	Northstrive Companies Inc. is an entity wholly owned by Braeden Lichti, the Company’s Non-employee, Non-executive Chairman. Mr. Lichti has sole voting and dispositive power over the shares of Series B Preferred Stock held by Northstrive Companies Inc.

(11)	GB Capital Ltd is an entity wholly owned by Graydon Bensler, the Company’s Non-employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over the shares of Series B Preferred Stock held by GB Capital Ltd.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 120 Newport Center Drive, Suite 249, Newport Beach, CA 92660.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Shareholders’ approval of the Adoption of Plan Amendment and the Authorized Shares Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

Non-Employee, Non-Executive Chairman of the Board of Directors
[*], 2026

Appendix A

FORM OF AMENDMENT TO THE

2025 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the PMGC Holdings Inc. 2025 Equity Incentive Plan (as may be amended from time to time, the “2025 Plan”) is made as of [*]. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the 2025 Plan.

WHEREAS, Section 17(a) of the 2025 Plan permits the Board to amend the Plan;

WHEREAS, pursuant to Section 17(b) of the 2025 Plan, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws;

WHEREAS, the Board and the shareholders of a majority of the voting power of the Company’s capital stock approve of this Amendment to increase the number of Shares available for grant under the 2025 Plan;

NOW, THEREFORE, pursuant to Section 17(a) and (c) of the 2025 Plan, the Plan is hereby amended as follows, effective as of the date first set forth above:

1.	Section 3(a) of the 2025 Plan is hereby amended and restated in its entirety to read as follows:

“(a) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 1,112,636 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

2.	Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the PMGC Holdings Inc. 2025 Equity Incentive Plan, as of the date first set forth above.

PMGC Holdings Inc.

By:
Name:	Graydon Bensler
Title:	Non-Employee, Chief Executive Officer

A-2

Appendix B

FORM OF CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF
PMGC HOLDINGS INC.

PMGC Holdings Inc., a corporation organized and existing under and by virtue of the Nevada Revised Statutes, does hereby certify:

FIRST: That the Board of Directors of PMGC Holdings Inc. duly adopted resolutions setting forth a proposed amendment of the Articles of Incorporation of said corporation (the “Articles of Incorporation”), declaring said amendments to be advisable and in the best interests of the Corporation and its shareholders. Shareholders of the Company owning a majority of the voting power of the issued and outstanding shares of voting capital stock approved the proposed amendment. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that Article IV, Section 1 of the Articles of Incorporation of the Corporation be amended and restated in its entirety as follows:

Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be one billion five hundred million (1,500,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated as “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue one billion (1,000,000,000) shares of Common Stock, each share to have a par value of $0.0001 per share, and five hundred million (500,000,000) shares of Preferred Stock, each share to have a par value of $0.0001 per share.

SECOND: That said amendment was duly adopted in accordance with Section 78.207 of the Nevada Revised Statutes.

[Signature page follows]

B-1

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be executed on [*], 2026.

By:
Name:	Graydon Bensler
Title:	Non-Employee Chief Executive Officer and Chief Financial Officer

B-2